Exhibit 10.27

TERMINATION OF SECOND CONTINGENT PAYMENT AGREEMENT

This Termination of Second Contingent Payment Agreement (this “Agreement”) is made and entered into as of this 13th day of December, 2006 by and between LKQ Corporation, a Delaware corporation (“LKQ”), and Elias Hawa, Sabah Hawa and Fouad Pouyafar (the “Shareholders”).

Recitals

Pursuant to a Stock Purchase Agreement dated December 31, 2005 (the “SPA”), LKQ acquired all of the outstanding capital stock of Fit-Rite Body Parts, Inc. (the “Company”) from the Shareholders.  Concurrent with the execution of the SPA, LKQ and the Shareholders also executed on December 31, 2005 a First Contingent Payment Agreement (the “First CPA”) and a Second Contingent Payment Agreement (the “Second CPA”).

NOW, THEREFORE, in consideration of the payment described below, the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which as consideration are hereby acknowledged, the Shareholders and LKQ covenant and agree as follows:

1.                                       The Second CPA is terminated effective as of the date of this Agreement. Except as expressly set forth in this Agreement, none of the parties to the Second CPA shall have any rights or obligations under the Second CPA after the date of this Agreement.

2.                                       Within two business days after full execution of this Agreement, LKQ shall pay an aggregate of One Million Dollars ($1,000,000) in cash to the Shareholders.

3.                                       Each of the Shareholders hereby releases, waives and forever discharges LKQ and its past and present officers, directors and agents, subsidiaries, heirs, successors and assigns (individually, a “Releasee”) from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which any of the Shareholders now has, has ever had or may hereafter have against a Releasee arising out of or relating to the Second CPA. Each of the Shareholders irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against a Releasee, based upon any matter purported to be released hereby.

4.                                       The First CPA shall continue in full force and effect, and the rights and obligations of the parties under the First CPA shall not be affected by this Agreement.

5.                                       Each of the Shareholders agrees that he will not disclose the existence of or any term or condition of this Agreement to any person or entity.

6.                                       This Agreement sets forth the entire agreement between LKQ and the Shareholders with respect to the Second CPA.

7.                                       Each of the Shareholders understands this Agreement is final and binding.  By signing this Agreement, each of the Shareholders acknowledges that he has read and understands this Agreement; that he has not relied upon any representation or statement, written or oral, not set forth in this Agreement; that he has been advised to consult with an attorney; that his signature on this Agreement is truly voluntary; and that he has entered into this Agreement knowingly and willfully.

8.                                       This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto, their legal representatives, successors and assigns.

9.                                     If any one or more of the provisions contained in this Agreement for any reason is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LKQ CORPORATION

By:	/s/ Frank P. Erlain	/s/ Elias Hawa
Name: Frank P. Erlain		Elias Hawa
Title: Vice President
/s/ Sabah Hawa
Sabah Hawa

/s/ Fouad Pouyafar
Fouad Pouyafar